As filed with the Securities and Exchange Commission on September 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-1547291 (I.R.S. Employer Identification Number)
234 1st Street
San Francisco, California 94105
(855) 456-7634
(Address of Principal Executive Offices)
Amended and Restated 2021 Stock Option and Incentive Plan
(Full title of the plan)
Christopher Lapointe
Chief Financial Officer
SoFi Technologies, Inc.
234 1st Street
San Francisco, California 94105
(855) 456-7634
(Name, address and telephone number of agent for service)

Copies to:
Benjamin K. Marsh, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	Robert Lavet General Counsel and Secretary SoFi Technologies, Inc. 234 1st Street San Francisco, California 94105 (855) 456-7634

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Part I
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 41,407,723 shares of SoFi Technologies, Inc.’s (the “Registrant”) Common Stock, $0.0001 par value per share (“Stock”) under the Registrant’s Amended and Restated 2021 Stock Option and Incentive Plan (the “Plan”). On January 1, 2022, the number of shares of Stock authorized for issuance as awards under the 2021 Stock Option and Incentive Plan (“Original Plan”) was increased by 8,937,242 shares. On July 12, 2022, the stockholders of the Registrant approved the Plan, which included a modification to the evergreen provision under the Original Plan and an increase in the number of shares of Stock available for issuance under the Original Plan by 32,470,481 shares.

In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits”, this Registration Statement incorporates by reference the content of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 6, 2021 (File No. 333-258531). The securities registered by this Registration Statement are of the same class as the other securities for which the previous Registration Statement was filed.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 1, 2022, as amended by Amendment No. 1 to Annual Report on Form 10-K, filed with the Commission on May 2, 2022;
•The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022, and for the quarter ended June 30, 2022, filed with the Commission on August 9, 2022;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2022, February 2, 2022, February 24, 2022, March 3, 2022, April 6, 2022 and July 14, 2022; and
•The description of the Registrant’s Stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 1, 2022, together with any amendment or report filed with the Commission for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and deemed to be part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that it may from time to time furnish to the Commission or any other document or information deemed to have been furnished and not filed with the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.
EXHIBIT INDEX

Exhibit No.	Description	Form	File Number	Date of Filing	Exhibit Number Reference
4.1	Certificate of Incorporation of SoFi Technologies, Inc.	8-K	001-39606	June 4, 2021	3.1
4.2	By-Laws of SoFi Technologies, Inc.	8-K	001-39606	June 4, 2021	3.2
4.3	Specimen Common Stock Certificate of SoFi Technologies, Inc.	S-4/A	333-252009	February 10, 2021	4.6
5.1+	Opinion of Goodwin Procter LLP
23.1+	Consent of Deloitte & Touche LLP
23.2+	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page of this Registration Statement)
99.1	Amended and Restated 2021 Stock Option and Incentive Plan and forms of agreement thereunder	10-Q	001-39606	August 9, 2022	10.1
107+	Filing Fee Table
_______________
+    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 12th day of September, 2022.

SOFI TECHNOLOGIES, INC.

By:	/s/ Christopher Lapointe
Name:	Christopher Lapointe
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below hereby constitutes and appoints each of Anthony Noto and Christopher Lapointe as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below and on September 12, 2022.

Name	Title

/s/ Anthony Noto	Chief Executive Officer and Director Principal Executive Officer
Anthony Noto

/s/ Christopher Lapointe	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer
Christopher Lapointe

/s/ Tom Hutton	Chairman of the Board of Directors
Tom Hutton

/s/ Steven Freiberg	Vice Chairman of the Board of Directors
Steven Freiberg

/s/ Ahmed Al-Hammadi	Director
Ahmed Al-Hammadi

/s/ Ruzwana Bashir	Director
Ruzwana Bashir

/s/ Michael Bingle	Director
Michael Bingle

/s/ Richard Costolo	Director
Richard Costolo

/s/ Clara Liang	Director
Clara Liang

/s/ Harvey Schwartz	Director
Harvey Schwartz

/s/ Magdalena Yeşil	Director
Magdalena Yeşil